Exhibit 10.52

AMENDMENT NO. 4

Dated as of November 10, 2025

to and under

Credit Agreement
Dated as of November 15, 2021

Each of SouthState Bank Corporation, a Florida corporation (as successor by merger to SOUTHSTATE CORPORATION, the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”) agree as follows:

1.Credit Agreement.

Reference is made to the Credit Agreement, dated as of November 15, 2021, between the Company and the Lender (the “Credit Agreement”).  Terms used but not defined in this Amendment No. 4 (this “Amendment”) shall have the meanings ascribed to them in the Credit Agreement.

2.Amendments.  On and after the Effective Date (as defined in Section 5 below), the Credit Agreement shall be amended as hereinafter set forth.

a)The following definitions in Section 1.1(a) of the Credit Agreement shall be amended in their entirety to read as follows:

“Applicable Margin” means 1.35%.

“Termination Date” shall mean November 9, 2026, or, in any case, such earlier date on which the Obligations shall terminate as provided in this Agreement.

b)The first sentence of Section 3.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“The Company is lawfully existing and in good standing as a Florida corporation.”

3.Continuing Effect of Credit Agreement.  The provisions of the Credit Agreement, as amended by the amendments in Section 2 hereof, are and shall remain in full force and effect and are hereby in all respects confirmed, approved and ratified.

4.Representations and Warranties.  In order to induce the Lender to agree to the amendment contained herein, the Company hereby represents and warrants as follows:

(a)       The Company has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms, this Amendment and the Credit Agreement as amended by this Amendment.  This Amendment has been duly executed and delivered by the duly authorized officers of the Company and is, and the Credit Agreement as amended by this Amendment is, the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(b)       Each of the representations and warranties set forth in Section 3 of the Credit Agreement, after giving effect to this Amendment, shall be made at and as of the Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period.

5.Conditions to Effectiveness.  This Amendment shall be effective as of November 10, 2025 (the “Effective Date”), but only after the Lender, in its sole discretion, shall have determined that each of the following conditions has been satisfied by the Company or waived by the Lender:

(a)The Lender shall have received each of the following in form and substance satisfactory to it:

(i)	this Amendment duly executed by the Company and the Lender.
(ii)	an incumbency certificate, dated the Effective Date, executed by the secretary or assistant secretary of the Company, which shall identify by name and title, and bear the signature of, each officer of the Company authorized to sign this Amendment and the documents delivered by the Company hereunder and to effect the amendments contemplated hereby (each such officer, an “Authorized Officer”);
(iii)	either a copy of the by-laws of the Company, certified on the Effective Date by the secretary or assistant secretary of the Company, or a certificate, dated the Effective Date, of the secretary or assistant secretary of the Company certifying that the by-laws of the Company, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;
(iv)	either a copy of the by-laws of SouthState Bank, N.A. certified on the Effective Date by the secretary or assistant secretary of SouthState Bank, or a certificate, dated the Effective Date, of the secretary or assistant secretary of SouthState Bank certifying that the by-laws of SouthState Bank, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;
(v)	a Certificate of Status for the Company, issued by the Office of the Secretary of State of Florida, and certified copies of the Articles of Incorporation of the Company, issued by the Office of the Secretary of State of Florida;

(vi)	a Certificate of Existence for SouthState Bank, N.A., issued by the Office of the Comptroller of the Currency, and either certified copies of the Articles of Incorporation of SouthState Bank, issued by the Office of the Comptroller of the Currency, or a certificate, dated the Effective Date, of the secretary or assistant secretary of SouthState Bank, N.A. certifying that the Articles of Incorporation of SouthState Bank, N.A., as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;
(vii)	copies, certified on the Effective Date by the secretary or assistant secretary of the Company, of resolutions of the Company authorizing the execution and delivery of this Amendment;
(viii)	a certificate, dated the Effective Date, of an Authorized Officer certifying that (i) each representation made or deemed made under Section 4 of this Amendment is true and correct on and as of such date or, in the case of any such representation or warranty that is made as of a specified date or with respect to a specified period of time, as of such specified date or with respect to such specified period, and that (ii) all conditions precedent to the Effective Date have been satisfied by the Company; and
(ix)	such other information, documents or materials as the Lender may have reasonably requested.

6.Governing Law.  This Amendment shall, pursuant to New York General Obligations Law 5-1401, be construed in accordance with and governed by the law of the State of New York.

7.Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

8.Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date hereinabove set forth.

SouthState Bank Corporation
By:	/s/ William E. Matthews V
Name:	William E. Matthews V
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jeffrey P. Googins
Name:	Jeffrey P. Googins
Title:	Senior Vice President